Monaker Group, Inc. 8-K

Exhibit 99.1

Monaker Group Appoints Robert Post to Board of Directors

Marketwired

WESTON, FL--(Marketwired - Jan 31, 2017) - Monaker Group, Inc., ( OTCQB : MKGI ), a technology-driven travel company focused on the alternative lodging rental (ALR) market, has appointed Robert Post, president and CEO of Cloud5 Communications and executive chairman of The Knowland Group, to the company's board of directors. The appointment increases the board to six members, with four serving independently.

"Bob's appointment adds a tremendous wealth of senior-level experience, knowledge and accomplishments to our board," said the company's chairman and CEO, Bill Kerby. "We expect Bob to provide valuable guidance and insights as the company enters a pivotal period in its growth and development. This includes our near-term launch of the industry's first-ever 'real-time' alternative lodging reservation system, which also offers mainstream travel products and services all on a single site."

Post is a highly successful entrepreneur, investor, tech-company executive and veteran re-structuring expert with 20 years of success in the travel and hospitality industry. He is currently CEO of Cloud5, the largest provider of cloud based telecommunications and high speed Internet to major brands in the hospitality industry, including Marriott, IHG, Hilton, La Quinta, Motel 6 and Red Roof Inn.

Post was previously chairman and CEO of TravelCLICK, a leading provider of global, hotel e-commerce solutions that supports more than 15,000 customers across 140 countries, including Blackstone, Hilton, Hyatt, Accor, Marriott and Trump. At TravelCLICK, he grew the company from $35 million and breakeven to more than $200 million with high double-digit profitability. Prior to TravelCLICK, he was the CFO and VP of business development of OpenTable.com, which was ultimately bought by Priceline for $2.6 billion. He also served as an executive and corporate officer at MICROS Systems, a hospitality technology provider, where he helped lead its secondary NASDAQ offering. Post earlier spent several years at Westinghouse Electric in corporate audit, defense and electronic classified programs, negotiating with the U.S. and foreign governments. He continues to operate Pconsulting, providing start-up investment and restructuring services for mid-sized businesses, including OpenTable.com, hotelBANK, and Radiant Systems. He is a graduate of Wharton's Advanced Management Program, and earned his BS in Business from Duquesne University.

The board appointment is in line with Monaker's plans for a NASDAQ Stock Market up-listing, which requires a majority of independent directors on the board.

About Monaker

Monaker Group, Inc. is a technology driven travel company with several divisions and brands that build upon more than 65 years of operational experience in leisure travel. Monaker's flagship  NextTrip  website is powered by the industry's first real-time booking engine that offers extensive choices in alternative lodging (vacation home rentals, resort residences and unused timeshares) along with a vast array of airlines, hotels, cruises, rental cars, tours and concierge services, all in a single platform. The site features rich content, imagery and high-quality video that enhances a traveler's booking experience and assists them in the search, decision and purchasing process. By combining key features and functionality with advanced technology and established travel brands, NextTrip offers comprehensive vacation alternatives at best-pricing. For more information, visit  www.monakergroup.com  or  www.nexttrip.com

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties concerning the plans and expectations of Monaker Group, Inc. These statements are only predictions and actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, some of which are out of our control. The potential risks and uncertainties include, among others, or the expectations of future growth may not be realized. These forward-looking statements are made only as of the date hereof, and Monaker Group undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. All forward looking statements are expressly qualified in their entirety by the "Risk Factors" and other cautionary statements included in Monaker Group's annual, quarterly and special reports, proxy statements and other public filings with the Securities and Exchange Commission ("SEC"), including, but not limited to, the Company's Annual Report on Form 10-K for the period ended February 29, 2016 which has been filed with the SEC and is available at the SEC's website at  www.sec.gov